Registration No. 333-67402

As filed with the Securities and Exchange Commission on January 13, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Charter Financial Corporation

(Exact name of registrant as specified in its charter)

Federal	58-2659667
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1233 O.G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip code)

CharterBank 401(k) Plan

(Full title of plan)

Mr. Robert L. Johnson

President and Chief Executive Officer

1233 O.G. Skinner Drive

West Point, Georgia 31833

(Name and address of agent for service)

(706) 645-1391

(Telephone number, including area code, of agent for service)

Copies to:

Eric Luse, Esq.

Robert B. Pomerenk, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment (this “Amendment”), filed by Charter Financial Corporation (the “Company”), deregisters the indeterminate number of interests in shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), that had been registered for issuance pursuant to the CharterBank 401(k) Plan (the “Plan”) on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 13, 2001 (File No. 333-67402) (the “Registration Statement”) as of the date of this Amendment. The interests in shares of Common Stock that may be issued under the Plan that were registered under the Registration Statement are included in a new registration statement on Form S-8.

SIGNATURE

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, State of Georgia on January 13, 2011.

CHARTER FINANCIAL CORPORATION

By:	/s/ Robert L. Johnson
Robert L. Johnson
President and Chief Executive Officer
(Duly Authorized Representative)